UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 28, 2018
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between October 8, 2018 and October 25, 2018, BioRestorative Therapies, Inc. (the "Company") issued convertible promissory notes in the aggregate principal amount of $755,000 for aggregate cash proceeds of $676,480. The convertible notes bear interest at a rate of 12% per annum payable at maturity with original maturity dates ranging between April 2019 to October 2019. The convertible notes and respective accrued interest are convertible into shares of the Company's common stock at the election of the holder after the 180th day following the issue date at a conversion price equal to 58% of the fair value of the Company's common stock. In connection with the issuances of certain convertible promissory notes in the aggregate principal amount of $635,000, the Company issued to certain lenders an aggregate of 24,916 shares of common stock of the Company.

Between October 12, 2018 and October 29, 2018, the Company issued an aggregate of 531,981 shares of common stock in exchange for outstanding indebtedness in the aggregate amount of $421,707, inclusive of accrued and unpaid interest and fees.

On October 25, 2018, in consideration of consulting services to be performed, the Company issued the consultant a convertible note in the principal amount of $90,000. The note matures in April 2019 and bears interest at the rate of 10% per annum, payable at maturity. Pursuant to the note, the holder has the right, at its election, at certain times, to convert all or part of the outstanding and earned principal and accrued interest into shares of common stock of the Company at a price generally equal to the lesser of (i) $1.27 per share and (ii) 65% of the fair market value of the Company's common stock.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018, Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 28, 2018, Adam D. Bergstein resigned his position as Senior Vice President, Planning and Business Development of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: November 1, 2018	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer